UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 10, 2010

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BRONCO DRILLING COMPANY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	000-51471 (Commission File Number)	20-2902156 (I.R.S. Employer Identification Number)
16217 North May Avenue Edmond, OK (Address of principal executive offices)		73013 (Zip code)
(405) 242-4444 (Registrant's telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 10, 2010, Richard B. Hefner was elected to the Board of Directors by the stockholders of Bronco Drilling Company, Inc. (the “Company”) at the Company’s annual meeting of stockholders. Also on December 10, 2010, the Company’s Board, on the recommendation of the Nominating and Corporate Governance Committee of the Board, unanimously approved the appointment of Mr. Hefner as a member of each of the Audit and Nominating and Corporate Governance Committees of the Board, effective immediately, to serve until his successor is duly elected and qualified.

The Company has determined that Mr. Hefner qualifies as independent under the listing standards of the Nasdaq Global Select Market and the rules promulgated by the Securities and Exchange Commission under the Exchange Act. There were no arrangements or understandings pursuant to which Mr. Hefner was elected as a director, and there are no related party transactions between the Company and Mr. Hefner reportable under Item 404(a) of Regulation S-K.

Also, effective December 10, 2010, the Company’s stockholders ratified and approved an amendment to the Company’s 2006 Stock Incentive Plan (the “Plan”) increasing the number of shares of common stock reserved for issuance under the Plan by 2.5 million shares of common stock.

The full text of the amended Plan is included as Exhibit 10.01 to this report and incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders

On December 10, 2010, the Company held its annual meeting of stockholders. At the annual meeting, stockholders acted upon the matters outlined in the Company’s definitive Proxy Statement on Schedule 14-A filed with the Securities and Exchange Commission on November 4, 2010.  The matters voted upon at the annual meeting were as follows:

1.	The election of five directors to the Board of Directors, each for a one-year term;
2.	The ratification and approval of an amendment to the Plan; and
3.	The ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm.

The election of directors required a plurality of the votes cast at the annual meeting.  Pursuant to the following final voting results at the annual meeting, our stockholders approved all of the directors nominated for election:
Name	Votes Cast For	Votes Withheld	Broker Non-Votes
D. Frank Harrison	14,585,117	415,138	10,230,612
Richard B. Hefner	14,651,984	348,271	10,230,612
Dr. Gary C. Hill	10,454,585	4,545,670	10,230,612
David W. House	10,528,784	4,471,471	10,230,612
William R. Snipes	10,523,331	4,476,924	10,230,612

The ratification and approval of the amendment to the Plan required that the number of votes cast “For” ratification and approval exceed the number of votes cast “Against” and abstentions.  Pursuant to the following final voting results at the annual meeting, our stockholders approved the proposal to ratify and approve an amendment to the Plan:

Proposal 2	Votes Cast For	Votes Cast Against	Broker Non-Votes	Abstentions
Approval of amendment to 2006 Stock Incentive Plan	9,110,177	5,863,005	10,230,612	27,073

The ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm required the approval of a majority of the shares represented at the annual meeting, of which there were 25,230,867, or 89% of our total shares outstanding as of the record date for the meeting.  Pursuant to the following final voting results at the annual meeting, our stockholders approved the proposal to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm:

Proposal 3	Votes Cast For	Votes Cast Against	Broker Non-Votes	Abstentions
Ratification of Grant Thornton LLP	25,037,432	156,096	-	37,339

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are furnished as part of this current report on Form 8-K:

Exhibit No.		Item

10.01	*	Bronco Drilling Company, Inc. 2006 Stock Incentive Plan, as amended
*Filed herewith.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRONCO DRILLING COMPANY, INC.

Date: December 15, 2010	By: /s/ MATTHEW S. PORTER Matthew S. Porter Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.01*	Bronco Drilling Company, Inc. 2006 Stock Incentive Plan, as amended
*Filed herewith.